Exhibit 10.1

FIFTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) is entered into effective as of June 18, 2010 (the “Effective Date”), among NORTHWEST PIPE COMPANY, an Oregon corporation (the “Borrower”), and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).

RECITALS

Borrower, Administrative Agent and certain lenders party thereto from time to time are parties to that certain Amended and Restated Credit Agreement entered into as of May 31, 2007 (as amended, modified or supplemented from time to time, the “Credit Agreement”). Borrower and Administrative Agent desire to amend the Credit Agreement as set forth herein. The Required Lenders (as that term is defined in the Credit Agreement), and Bank of America, N.A., as Swing Line Lender and L/C Issuer, have consented to the amendments to the Credit Agreement set forth herein as indicated by their signatures below.

NOW THEREFORE, the parties agree as follows:

AGREEMENT

1. Recitals. The Recitals are true.

2. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Credit Agreement.

3. Waiver. Compliance with the financial covenants under Section 6.17 of the Credit Agreement is waived for Borrower’s fiscal quarter ending March 31, 2010 (effective as of such date), as is Borrower’s obligation under Section 6.02(b) of the Credit Agreement to deliver a Compliance Certificate for Borrower’s fiscal quarter ending March 31, 2010. Compliance with the financial covenants under Section 6.17 of the Credit Agreement is further waived until July 30, 2010; provided, however, that nothing in this paragraph shall be construed to waive Borrower’s obligation to deliver a Compliance Certificate not later than August 30, 2010, demonstrating Borrower’s compliance with the financial covenants contained in Section 6.17 of the Credit Agreement as of June 30, 2010, and any failure to deliver such Compliance Certificate shall constitute an Event of Default under the Credit Agreement. The foregoing waiver does not constitute a waiver of any other Default now existing or hereafter arising, whether known or unknown by Administrative Agent. The foregoing waiver does not represent any amendment of any provision of the Credit Agreement.

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4. Amendments to Definitions.

(a) The following defined term is added to Section 1.01 of the Credit Agreement in its proper alphabetical order:

“‘Temporary Availability Block’ means, from June 18, 2010, until Borrower has delivered to Administrative Agent and Lenders (a) the audited financial statements of Borrower and its Subsidiaries for the fiscal year ending December 31, 2009, in conformity with the requirements of Section 6.01(a)(i) hereof, and (b) the internally prepared financial statements of Borrower and its Subsidiaries for the fiscal quarter ending March 31, 2010, in conformity with the requirements of Section 6.01(b)(i) hereof, the amount of $15,000,000, and thereafter, $0.”

(b) The definition of “Applicable Percentage” set forth in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“‘Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of, as the context requires, either the Aggregate Commitments represented by such Lender’s Commitment at such time, or the Temporary Availability Block. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.”

(c) The definition of “Consolidated Net Income” set forth in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“‘Consolidated Net Income’ means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries for that period, excluding (a) accounting fees, attorneys fees and similar costs and expenses incurred by Borrower during that period in connection with the internal accounting investigation, and the related investigation by the SEC, described in the Borrower’s Form 8-K filed with the SEC on March 16, 2010, and (b) without duplication of any losses described in clause (a) above, extraordinary gains and extraordinary losses for that period. The terms “extraordinary gains and extraordinary losses” in this definition include gains and losses from a material event or transaction that is unusual in nature or occurs infrequently and results in a gain or loss in excess of $2,500,000.”

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5. Amendment to Section 2.01 of the Credit Agreement. The first sentence of Section 2.01 of the Credit Agreement is amended in its entirety to read as follows:

“Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments minus the Temporary Availability Block, (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans, and minus such Lender’s Applicable Percentage of the Temporary Availability Block, shall not exceed such Lender’s Commitment, and (iii) the aggregate Outstanding Amount of all Committed Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit.”

6. Amendment to Section 2.03(a)(i). The first sentence of Section 2.03(a)(i) of the Credit Agreement is amended to read in its entirety as follows:

“Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments minus the Temporary Availability Block, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s

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Applicable Percentage of the Outstanding Amount of all Swing Line Loans, minus such Lender’s Applicable Percentage of the Temporary Availability Block, shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.”

7. Amendment to Section 2.04(a). The first sentence of Section 2.04(a) of the Credit Agreement is amended to read in its entirety as follows:

“Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment minus such Lender’s Applicable Percentage of the Temporary Availability Block; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments minus the Temporary Availability Block, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans, minus such Lender’s Applicable Percentage of the Temporary Availability Block, shall not exceed such Lender’s Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.”

8. Amendment to Section 6.01(a)(i) of the Credit Agreement. Section 6.01(a)(i) of the Credit Agreement is amended in its entirety to read as follows:

“(a)(i) as soon as available, but in any event within 211 days after the end of Borrower’s 2009 fiscal year, and within 105 days after the end of each other fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion

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of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and”

9. Amendment to Section 6.01(b)(i) of the Credit Agreement. Section 6.01(b)(i) of the Credit Agreement is amended in its entirety to read as follows:

“(b)(i) as soon as available, but in any event within 121 days after the end of the first fiscal quarter of Borrower’s 2010 fiscal year, and within 60 days after the end of each of the other first three fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year end audit adjustments and the absence of footnotes; and”

10. Amendments to Section 6.01 of the Credit Agreement.

(a) A new Section 6.01(d) is added to the Credit Agreement, to read in its entirety as follows:

“(d) On each of June 30, 2010, July 16, 2010, and July 30, 2010, a forecast prepared by management of the Borrower, in a form satisfactory to the Administrative Agent and the Required Lenders, of the weekly cash flows of the Borrower and its Subsidiaries for the periods commencing on July 5, 2010, July 19, 2010, and August 2, 2010, respectively, and ending 13 weeks thereafter, together with a statement of the actual cash flows of the Borrower and its Subsidiaries since the date of the then-most recently delivered cash flow forecast and a description of material variances between forecast cash flows and actual cash flows for such period.”

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(b) A new Section 6.01(e) is added to the Credit Agreement, to read in its entirety as follows:

“(e) Not later than July 30, 2010, deliver to Administrative Agent and Lenders a revised financial projection model and business plan for the Borrower and its Subsidiaries, in form and substance satisfactory to the Administrative Agent and the Required Lenders, together with a written review and assessment thereof by an independent certified public accountant or consultant acceptable to Administrative Agent and the Required Lenders.”

11. Release. As a material part of the consideration of Administrative Agent entering into, and the Required Lenders consenting to, this Amendment, Borrower hereby releases and forever discharges Administrative Agent, the Lenders and each of their respective successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (all the foregoing, collectively, the “Releasees” and individually, a “Releasee”), jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action of any nature whatsoever, including all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Borrower may have or claim to have against Releasees (or any one or more of them); provided, however, that neither Administrative Agent nor any Lender nor any other Releasee shall be released hereby from: (i) any obligation to pay to Borrower any amounts that Borrower may have on deposit with Administrative Agent or any Lender, in accordance with applicable laws and the terms of the documents establishing any such deposit relationship; or (ii) any claim (including without limitation any claim for breach of the Credit Agreement or other Loan Document) arising from any action, inaction or conduct of Administrative Agent or the Lenders or the other Releasees after the effective date of this Amendment.

12. Amendment Fee. Upon the execution and delivery hereof, Borrower shall pay to the Required Lenders consenting hereto an amendment fee of $125,000, such amendment fee to be allocated among such Required Lenders in proportion to the amounts of their respective Commitments.

13. No Further Amendment, Expenses. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified in full force and effect and the parties hereby ratify their respective obligations thereunder. Without limiting the foregoing, Borrower expressly reaffirms and ratifies its obligation to pay or reimburse Administrative Agent and Lenders on request for all reasonable expenses, including legal fees actually incurred by Administrative Agent and Lenders in connection with the preparation of this Amendment, any other amendment documents and the closing of the transaction contemplated hereby and thereby.

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14. Miscellaneous.

(a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment, it being understood that the Administrative Agent may rely on a facsimile counterpart signature page hereof for purpose of determining whether a party hereto has executed a counterpart hereof.

(b) Governing Law. This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Oregon.

(c) Certain Agreements Not Enforceable. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

EXECUTED AND DELIVERED by the duly authorized officers of the parties as of the date first above written.

BORROWER:	NORTHWEST PIPE COMPANY

By:

Name:

Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

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CONSENTED TO BY THE REQUIRED LENDERS:
BANK OF AMERICA, N.A.

By:

Name:

Title:

:	UNION BANK, N.A., formerly known as Union Bank of California, N.A.

By:

Name:

Title:

HSBC BANK USA, NATIONAL ASSOCIATION

By:

Name:

Title:

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U.S. BANK NATIONAL ASSOCIATION

By:

Name:

Title:

CONSENTED TO BY SWING LINE LENDER AND L/C ISSUER
BANK OF AMERICA, N.A., as Swing Line Lender and L/C Issuer

By:

Name:

Title:

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